Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors of Bank of America Corporation (the “Corporation”) whose signatures appear below, hereby makes, constitutes and appoints Gary G. Lynch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission in his or her name and on his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, one or more Registration Statements on Form S-8 under the Securities Act of 1933, as amended, with respect to the registration of unsecured obligations of the Corporation to pay deferred compensation under the Bank of America 401(k) Restoration Plan, and any and all amendments thereto (including post-effective amendments), hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, President and Director (Principal Executive Officer)	August 19, 2014

/s/ Bruce R. Thompson Bruce R. Thompson	Chief Financial Officer (Principal Financial Officer)	August 19, 2014

/s/ Neil A. Cotty Neil A. Cotty	Chief Accounting Officer (Principal Accounting Officer)	August 18, 2014

/s/ Sharon L. Allen Sharon L. Allen	Director	August 22, 2014

/s/ Susan S. Bies Susan S. Bies	Director	August 18, 2014

/s/ Jack O. Bovender, Jr. Jack O. Bovender, Jr.	Director	August 20, 2014

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	August 19, 2014

/s/ Pierre de Weck Pierre de Weck	Director	August 18, 2014

Signature	Title	Date

/s/ Arnold W. Donald Arnold W. Donald	Director	August 15, 2014

/s/ Charles K. Gifford Charles K. Gifford	Director	August 18, 2014

/s/ Charles O. Holliday, Jr. Charles O. Holliday, Jr.	Director	August 17, 2014

/s/ Linda P. Hudson Linda P. Hudson	Director	August 21, 2014

/s/ Monica C. Lozano Monica C. Lozano	Director	August 18, 2014

/s/ Thomas J. May Thomas J. May	Director	August 18, 2014

/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director	August 15, 2014

/s/ Clayton S. Rose Clayton S. Rose	Director	August 18, 2014

/s/ R. David Yost R. David Yost	Director	August 15, 2014